UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2018

NEW YORK COMMUNITY BANCORP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-31565	06-1377322
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

615 Merrick Avenue, Westbury, New York

11590

(Address of principal executive offices)

(516) 683-4100

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

CURRENT REPORT ON FORM 8-K

Item 1.01	Entry into a Material Definitive Agreement.

On November 1, 2018, New York Community Bancorp, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman, Sachs & Co. LLC, Sandler O’Neill & Partners, L.P., Credit Suisse Securities (USA) LLC, Jefferies LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters listed therein (together, the “Underwriters”), pursuant to which, subject to the satisfaction of the conditions set forth therein, the Company agreed to sell to the Underwriters, and the Underwriters agreed to purchase from the Company $300,000,000 aggregate principal amount of the Company’s 5.90% Fixed-to-Floating Rate Subordinated Notes due 2028 (the “Notes”). The Underwriting Agreement contains various representations, warranties and agreements by the Company, conditions to closing, indemnification rights and obligations of the parties and termination provisions.

On November 6, 2018, the Company completed the underwritten public offering of the Notes.

The Notes were sold to the public by the Underwriters at a price equal to 100% of the aggregate principal amount of the Notes. The net proceeds to the Company from the sale of the Notes, after the underwriting discount, but before estimated transaction expenses were approximately $295.9 million. The Notes are being offered pursuant to the prospectus supplement, dated November 1, 2018, to the base prospectus, dated April 25, 2016, forming a part of the Company’s registration statement on Form S-3 (File No. 333-210919).

The Notes were issued pursuant to the Subordinated Indenture, dated as of November 6, 2018 (the “Base Indenture”), between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of November 6, 2018 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and the Trustee. The Base Indenture, as amended and supplemented by the Supplemental Indenture, governs the terms of the Notes.

The Notes are unsecured, subordinated debt obligations of the Company and rank junior in right of payment to all of the Company’s senior indebtedness (as defined in the Supplemental Indenture). Upon the occurrence of certain bankruptcy and insolvency events, the Notes will become automatically due any immediately payable. The Notes will mature on November 6, 2028 (the “Maturity Date”). From and including the date of original issuance to, but excluding November 6, 2023, the Notes will bear interest at an initial rate of 5.90% per annum, payable semi-annually in arrears on May 6 and November 6 of each year, commencing on May 6, 2019. Unless redeemed, from and including November 6, 2023 to but excluding the Maturity Date, the interest rate will reset quarterly to an annual interest rate equal to the then-current three-month LIBOR rate (as described in the Supplemental Indenture) plus 278 basis points, payable quarterly in arrears on February 6, May 6, August 6 and November 6 of each year, commencing on February 6, 2024. Notwithstanding the foregoing, in the event that three-month LIBOR is less than zero, three-month LIBOR will be deemed to be zero.

The Company may, at its option, beginning with the interest payment date of November 6, 2023, but not prior thereto (except upon the occurrence of certain events described below), and on any interest payment date thereafter, redeem the Notes, in whole or in part. The Company may also redeem the Notes at any time, including prior to November 6, 2023, at its option, in whole but not in part, if (a) a change or prospective change in law occurs that could prevent the Company from deducting interest payable on the Notes for U.S. federal income tax purposes; (b) a subsequent event occurs that could preclude the Notes from being recognized as Tier 2 capital for regulatory capital purposes; or (c) the Company required to register as an investment company under the Investment Company Act of 1940, as amended. The redemption price for any redemption is 100% of the principal amount of the Notes, plus accrued and unpaid interest thereon to but excluding the date of redemption. Any redemption of the Notes will be subject to the receipt of the approval of the Board of Governors of the Federal Reserve System to the extent then required under applicable laws or regulations, including capital regulations. The Notes are not redeemable at the option or election of holders.

The foregoing descriptions of the Underwriting Agreement, the Notes and the Indenture do not purport to be complete and are each qualified in their entirety by reference to the complete text of the Underwriting Agreement, the Base Indenture, the Supplemental Indenture and the form of Note, copies of which are filed as Exhibits 1.1, 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 above and the full text of the Base Indenture, the Supplemental Indenture and the Notes, which are attached hereto as Exhibits 4.1, 4.2 and 4.3, respectively, are incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated November 1, 2018, by and among the Company and Goldman, Sachs & Co. LLC, Sandler O’Neill & Partners, L.P., Credit Suisse Securities (USA) LLC, Jefferies LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters listed therein

4.1	Subordinated Indenture, dated as of November 6, 2018, between the Company and Wilmington Trust, National Association, as trustee

4.2	First Supplemental Indenture, dated as of November 6, 2018, between the Company and Wilmington Trust, National Association, as trustee

4.3	Form of 5.90% Fixed-to-Floating Rate Subordinated Note due 2028 (included in Exhibit 4.2)

5.1	Opinion of Baker Botts L.L.P.

23.1	Consent of Baker Botts L.L.P. (included in Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 6, 2018	NEW YORK COMMUNITY BANCORP, INC.

/s/ Salvatore J. DiMartino
Salvatore J. DiMartino
First Senior Vice President and Director,
Investor Relations and Strategic Planning

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